EXHIBIT 10.1

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This Summary Plan Description constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
Date:     June 21, 2001
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                           PUBLIX SUPER MARKETS, INC.
                   NON-EMPLOYEE DIRECTORS STOCK PURCHASE PLAN
                            SUMMARY PLAN DESCRIPTION


1.    Introduction.
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Publix Super Markets, Inc. (the "Company") is the issuer of the securities being offered under the Publix Super Markets, Inc. Non-Employee Directors Stock Purchase Plan (the "Plan"). Shares of the Company's common stock (par value $1.00 per share) are the securities being offered. The maximum number of shares that may be sold under the Plan is 500,000. The Sponsoring Employer is the Company.

The Plan offers you a convenient and economical way to commence or increase your ownership of shares of the common stock of the Company. Once you become a participant in the Plan, you can purchase common stock directly from the Company without paying brokerage commissions or service charges.

A copy of the Plan was distributed to you along with this summary plan description. You may also request a copy of the Plan at any time. However, to save you the trouble of reading the technical legal language required in these types of documents, we have prepared this summary. Because this explanation is only a summary, it does not describe all of the provisions of the Plan and all of the possible fact situations that may occur. Therefore, in the case of any conflict between the content of this summary plan description and the content of the Plan itself, or in the case of the omission in this summary plan description of a discussion of any Plan provisions, the terms of the Plan itself (and not the language of this summary plan description) shall control.

All stock issued under the Plan will either be appropriately registered under applicable federal and state securities laws or comply with exemptions from the securities registration requirements of applicable federal and state laws. As a result, persons who are not residents of certain designated states (the "Covered States") may not be allowed to purchase stock or have stock transferred to them. Certain other technical requirements may also have to be satisfied by those Directors who choose to purchase stock under the Plan. Please contact the Publix Office of Stockholder Services for information about the rules and restrictions currently in effect.

The Plan is not subject to regulation under the Employee Retirement Income Security Act of 1974 ("ERISA").

2.    Who administers the Plan?
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The  Plan is  administered  by a  Non-Employee  Directors  Stock  Purchase  Plan
Committee (the "Committee"), which consists of at least three directors elected annually by the Company's Board of Directors. Committee members serve at the pleasure of the Board for one year terms, but are subject to being removed at any time for any reason by action of the Board.

The Committee has the sole and exclusive authority to administer the Plan. Accordingly, the Committee may prescribe rules and regulations to administer the provisions of the Plan, and may decide questions that arise with respect to the interpretation of the Plan.

3.    Who is eligible to participate in the Plan?
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Any  Director  who (1) is not an employee  of the Company or any  majority-owned subsidiary or other majority-owned entity thereof, (2) is a resident of a Covered State, and (3) during the prior six-month period has not sold any shares of stock purchased under the Plan, is eligible to participate in the Plan and purchase stock as long as the person is still a Director at the time of purchase.

The Covered States are those states designated by the Board from time to time in which persons may reside and purchase shares under applicable requirements of state securities laws. A list of the Covered States at any time may be obtained from the Publix Office of Stockholder Services.

4.    What are some of the pros and cons of investing in Publix Stock?
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The Company believes that  participating  Directors,  finding  themselves in the dual roles of part owners and Directors of the Company, will have special incentives to do all that they can to maintain and increase the Company's success. Prospective participants should be aware that there are risks and restrictions to investing in the Company's stock that should be carefully considered before deciding whether to participate.

Prospective participants should understand that the Company is not recommending one way or the other that you participate in the Plan. Through dividends (if any) and increases in the value of the stock, participating Directors will have the opportunity ultimately to profit from the Company's continued success.
However, investing in the Company's stock is subject to the risk that the Company's stock may not perform as well as other investments, or that the Company's stock may even decline in value. Such disappointing results could occur because of decreased profits or for completely unrelated external conditions.

As with any investment in common stock, there is no guarantee of a fixed percentage return on your investment or even as to the amount you invest, as would be the case, for example, with a government insured certificate of deposit at a bank. The Company's common stock is not traded on any stock exchange; as a result, the purchase and sale price is set at the "fair market value" of the stock by the Board of Directors. The Board is guided by periodic valuations prepared by an independent appraiser. As noted elsewhere, there are restrictions on the resale of the stock and limitations on the price that you may receive on a sale. Prospective participants have been provided with current financial and other information about the Company to assist them in reaching an informed decision. It is recommended that prospective participants consult their own advisors before reaching a decision.

                                2.

5.    When can I purchase stock under the Plan?
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In each calendar year during the time that you are an eligible Director, you can purchase shares of stock during the Offering Periods.

The Offering Periods are specific time periods during which the Company makes shares of its common stock available for you to purchase. There are four Offering Periods -- March 1 through March 31, May 1 through June 30, August 1 through September 30, and November 1 through December 31 -- in each year.

The Committee has the discretion under the Plan to eliminate an Offering Period in whole or in part. If it does so, then no shares may be purchased during the eliminated portion of the Offering Period.

6.    How many shares can I buy?
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You may  purchase  up to  10,000  shares  in any  calendar  year.  If you do not purchase all the shares that you are entitled to purchase in a calendar year, the unpurchased shares cannot be carried over and purchased during a subsequent calendar year. You can only purchase full shares of the Company's common stock. No fractional shares of the Company's common stock can be purchased under the Plan.

7.    What is the purchase price for stock made available under the Plan?
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The price of the shares  bought  under the Plan will be the fair market value of the Company's common stock as of the Company's fiscal quarter immediately preceding a particular Offering Period. The market price is determined by the Board of Directors based upon appraisals prepared by an independent appraiser.

8.    What is the procedure for purchasing shares of stock during an Offering
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      Period?
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You may purchase shares of stock during an Offering Period by completing a stock purchase agreement, indicating the number of shares you wish to purchase and any other documents that may be required (the "purchase documents"). Please see paragraph 19 for information on how you can obtain the purchase documents. The purchase documents and your payment (check or money order) must be delivered to the Company or postmarked no later than the last day of the Offering Period. If you fail to satisfy these requirements, the purchase documents will be void and given no effect and your payment will be returned to you. No interest will be paid on the funds that are returned to you. Also, if you attempt to pay for your shares by check and the check is not honored because of insufficient funds, your purchase documents will be void and given no effect.

                                3.

Subscriptions are for full shares only. If the amount of your payment does not equal the purchase price for the number of shares you have requested, you will be deemed to have subscribed for, and will be issued, the greatest number of whole shares from the funds provided and the balance, if $1.00 or more, will be refunded in a Publix gift certificate or check at the Company's discretion.

At present, the Company issues and sells all stock requested by participants under the Plan. It is possible that the demand for stock will exceed the number of shares the Company has available to sell under the Plan at any particular point in time. If this happens, you may not be able to purchase all of the shares you asked to purchase. Any payment you make for shares that are unavailable will be returned.

9.    May I transfer my rights under the Plan to another person?
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Only you may  exercise  your rights under the Plan.  You may not  transfer  your rights to participate in the Plan or to purchase stock under the Plan, and such rights may not be exercised after your death.

10.   Will I be issued certificates for the stock I purchase?
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Either during  or  after  the  completion of  each  Offering Period, you will be provided with a certificate or certificates representing the shares of stock you purchased during the Offering Period. Because you receive certificates for your shares, the Company will not furnish you with any other report about the extent of your participation in the Plan.

11.   Can I cancel my election to purchase stock under the Plan?
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Once you file the purchase  documents and your payment with the Publix Office of
Stockholder Services, your election to purchase stock during the Offering Period cannot be revoked or canceled.

12.   Can stock certificates be registered in joint names?
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Stock  certificates  can be registered in your name or in your name and the name of your spouse, so long as your spouse is a resident of a Covered State. If you have the shares registered in joint names with your spouse, you will hold them as "joint tenants with right of survivorship." This means that ownership of the stock will be jointly held and on the death of one of the joint tenants, ownership of the stock will automatically pass to the survivor.


                                4.

13.   When do I acquire rights as a stockholder?
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Entitlement  to cash  dividends  paid on  shares  and other  rights  that may be associated with being a stockholder do not become effective until you become a record owner of the shares purchased under the Plan. The exercise of your purchase right does not make you a record owner immediately.


14.   Can I sell my stock after it is purchased?
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If  you  decide  to  sell  the  stock  you  purchase  under  the  Plan,  certain restrictions apply. For one thing, upon your purchase of the shares, you agreed that you were acquiring the shares for investment and not with any intent to resell or distribute the shares.

When you desire to sell your shares consistent with this agreement, you must ask the Company to repurchase your stock and, subject to the right of the Company to discontinue its current repurchase program at any time, the Company will repurchase your stock. The price the Company will pay to purchase your stock depends upon when the stock is sold to the Company. If you sell the stock back to the Company during an Offering Period, the repurchase price will be the purchase price for stock as determined under the Plan for that particular Offering Period; if you sell the stock back to the Company at a time that is not during an Offering Period, the repurchase price will be the purchase price for the stock as determined under the Plan during the immediately preceding Offering Period. The Board of Directors, however, retains the right to adjust the repurchase price as necessary to reflect the then current fair market value of the stock.

If the Company discontinues or modifies its repurchase program and therefore declines to repurchase your stock, the Company will so notify you no later than thirty (30) days after you ask the Company to repurchase your stock. In such event, you can sell the stock to a third party at any time within ninety (90) days after you receive the Company's refusal to repurchase. However, the third party will be subject to the same restrictions on resale as participants in the Plan (and may be required to sign an agreement to that effect) and must be a resident of a Covered State. In addition, the sale to the third party must comply with all other requirements of applicable law. If you do not make the third party resale within the ninety (90) day period mentioned above, all restrictions on resale will again apply to the shares (including the requirement to resell to the Company). Sales that fail to comply with the requirements of the Plan will not be recognized by the Company. You should contact the Publix Office of Stockholder Services before you attempt to sell your stock to any third party.

Any notice by you to the Company in connection with a resale of your shares or otherwise under the Plan must be in writing and received by the Publix Office of Stockholder Services at the address set forth in paragraph 19.

The Company may notify you under the Plan by a document hand delivered to you, or sent by mail or other approved method to your address on the books of the Company or to the address you designate by notice (using the method described in the preceding paragraph) to the Company.

                                5.

You also may transfer the shares by gift (as long as the gift is consistent with your purchase of the shares solely for investment and not with any intent to resell or distribute the shares) or by will. After any such disposition, however, the shares will remain subject to all of the restrictions imposed on the transfer or other disposition of the shares by the Plan and the purchase documents. Gifts to you and another person (other than your spouse) as joint tenants are not permitted.

If you are permitted to and do transfer the shares to a person other than the Company, federal and state securities laws may impose additional restrictions on such transfers.

15.   What happens if I cease to be a Director?
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If you  cease to be a  Director  of the  Company  or you  otherwise  cease to be eligible to purchase shares under the Plan, you will no longer have the right to purchase shares or otherwise participate in the Plan. You will continue to have the right to hold the shares you previously purchased and to sell such shares as set forth in paragraph 14.

16.   What happens if there is a stock dividend or stock split of the Company's
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      stock?
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If shares are  distributed  by the Company as a stock  dividend or if there is a stock split, combination or exchange of shares of the Company's common stock, the number of shares otherwise available under the Plan, the price per share and the types of shares available will be equitably and appropriately adjusted. In any event, the aggregate purchase price for the shares available under the Plan will remain the same.

17.   How long will this Plan be in effect?
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Unless  terminated  earlier by the Board of Directors  of the Company,  the Plan will terminate on December 31, 2014. Although the Company intends to continue the Plan until the scheduled termination date, the Company reserves the right to
suspend,   modify  or  terminate  the  Plan  at  any  time.   Certain  corporate
transactions (none of which is currently anticipated), such as a merger or a consolidation with another corporation where the Company is not the surviving corporation, or a liquidation or a dissolution of the Company, may cause the Plan immediately to terminate. Any suspension, modification or termination of the Plan will not affect your right to shares that you have already purchased; all rights to purchase stock after the Plan is terminated will cease.

18.   What are the tax effects of my participation in the Plan?
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The Plan does not, and is not designed to,  qualify under section  401(a) of the
Internal Revenue Code. That section relates primarily to qualified profit sharing and pension plans.

In general, you will not realize any taxable income solely as a result of purchasing shares under the Plan. You will recognize gain or loss for federal income tax purposes only when the shares are sold or otherwise disposed. The amount of gain or loss, in general, will be the difference between the amount that you receive for the shares on sale and the amount you pay for the shares. Any gain or loss will generally be taxed as a capital gain or a capital loss, with the length of time you hold the stock determining whether the gain or loss will be treated as short term or long term.

                                6.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES -- FEDERAL, STATE AND LOCAL -- THAT MAY RESULT FROM YOUR PARTICIPATION IN THE PLAN AND YOUR SALE OR OTHER DISPOSITION OF ANY SHARES PURCHASED UNDER THE PLAN.

19.   Where can I get additional information regarding the Company or the Plan?
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The Company  files certain  annual,  quarterly and other reports with the United
States Securities and Exchange Commission (the "Commission") that include detailed financial and other information about the Company, its operations and financial condition (the "SEC Reports"). The SEC Reports are incorporated by reference into the registration statement filed with the Commission to register the stock that may be sold under the Plan and are incorporated by this reference into the prospectus referred to on the front cover of this summary. If you request, either orally or in writing to the Publix Office of Stockholder Services (at the location described below), the Company will provide you without charge a listing of the SEC Reports or copies of specific reports.

You may also view SEC Reports on the Internet at www.sec.gov by clicking on "EDGAR Database," "Search the EDGAR Database" and "Search the EDGAR Archives."

Stock Purchase Agreements are available from the Publix Office of Stockholder Services. If you would like additional information regarding the Plan and its administrators, including specific SEC Reports, you should contact the Publix Office of Stockholder Services, Post Office Box 407, Lakeland, FL 33802-0407, telephone (863) 688-1188.

                                7.